Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ROBERT C. DAIGLE AND WADE M. JENKE, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN AMTECH SYSTEMS, INC.’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2025, AND ANY AND ALL AMENDMENTS TO SUCH ANNUAL REPORT ON FORM 10-K, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

Signature	Title	Date

/s/ Robert C. Daigle	Chairman of the Board and Chief Executive Officer	December 10, 2025
Robert C. Daigle

/s/ Wade M. Jenke	Vice President and Chief Financial Officer	December 10, 2025
Wade M. Jenke	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert M. Averick	Director	December 10, 2025
Robert M. Averick

/s/ Michael Garnreiter	Director	December 10, 2025
Michael Garnreiter

/s/ Michael M. Ludwig	Director	December 10, 2025
Michael M. Ludwig

/s/ Asif Jakwani	Director	December 10, 2025
Asif Jakwani